                                                                   Exhibit g(i)B

                                                              [EXECUTED VERSION]


                          AMENDMENT TO CUSTODY AGREEMENT

     AMENDMENT dated May 18, 1999 to the Custody Agreement dated December 12, 1989 (the "Custody Agreement"), by and between Fifth Third Funds, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), and Fifth Third Bank, a banking company organized under the laws of the State of Ohio (the "Custodian").

                               W I T N E S S E T H

     WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Custodian is a bank having the qualifications prescribed in Section 26(a)(i) of the 1940 Act;

     WHEREAS, the Custodian currently holds as custodian cash and Securities of each of the separate series of the Trust (the "Funds");

     WHEREAS, the Trust and the Bank desire to amend the Custody Agreement to permit the Bank to (a) appoint certain banks and trust companies as sub-custodians and (b) deposit or maintain cash and Securities of the Funds with certain securities depositories and book-entry systems, all as provided in this Amendment;

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Custodian hereby agree as follows:

1. Article I, Section 1.3 is hereby deleted in its entirety and replaced with the following:

     "1.3    'Book-Entry System' shall mean any person who meets the
qualifications of Rule 17f-4(b)(2) under the 1940 Act or any book-entry system that is permitted to accept and maintain the securities and similar investments of a registered management company under the 1940 Act and the rules thereunder."

2. Article I, Section 1.10 is hereby deleted in its entirety and replaced with the following:

     "1.10 'Securities Depository' shall mean any person who meets the qualifications of Rule 17f-4(b)(1) under the 1940 Act or any securities depository that is permitted to accept and maintain the securities and similar investments of a registered management company under the 1940 Act and the rules thereunder."

3. Article III, Section 3.3 is hereby deleted in its entirety and replaced with the following:

     "3.3 Appointment of Sub-Custodians. In its discretion, the Custodian may appoint, and at any time remove, any person who has been approved by the Board of Trustees and is qualified to act as a custodian under the 1940 Act, as sub-custodian, to hold Securities and cash of the Funds and to carry out such other provisions of this Agreement as the Custodian may determine, and the Custodian may also open and maintain one or more accounts with such person (any such accounts to be in the name of the Custodian on behalf of its customers and subject only to its draft or order pursuant to the terms of this Agreement), provided, however, that the appointment of any such person hereunder shall not relieve the Custodian of any of its obligations or liabilities under this Agreement."

4. All defined terms not otherwise defined or amended herein shall have the meanings ascribed to them in the Custody Agreement.

5. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust dated September 15, 1988, as from time to time amended. The execution and delivery of this Amendment have been authorized by the Trustees and this Amendment has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the above-mentioned Agreement and Declaration of Trust.

                    [Rest of page intentionally left blank.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first written above.

                                           FIFTH THIRD FUNDS


                                           By:_____________________________
                                           Its:_____________________________


                                           FIFTH THIRD BANK


                                           By:_____________________________
                                           Its:_____________________________

                                                                   Exhibit g(ii)

                               CUSTODY AGREEMENT

     Agreement made as of this           day of                       , 1999,
between FIFTH THIRD BANK (the "Primary Custodian"), as custodian for Fifth Third Funds, a Massachusetts business trust organized and existing under the laws of The Commonwealth of Massachusetts (the "Trust") having the Series listed on
Schedule I attached hereto (each a "Fund"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at One Wall Street, New York, New York 10286 (hereinafter called the "Custodian").

                             W I T N E S S E T H :

     WHEREAS, the Primary Custodian acts as the custodian for the securities and money of each Fund;

     WHEREAS, the Primary Custodian desires to appoint the Custodian as a sub-custodian of certain securities and money of the Funds to be held outside of the United States, but not as sub-custodian of securities and money to be held within the United States; and

     WHEREAS, the Custodian desires to serve as such sub-custodian of such securities and money on the terms and conditions hereinafter contained in this Custody Agreement;

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the Primary Custodian and the Custodian agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1. "1940 Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

     2. "Authorized Persons" shall be deemed to include any person, whether or not such person is an officer or employee of the Primary Custodian, listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from the Primary Custodian time to time.

     3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and signed by any two Authorized Persons, and the term Certificate shall also include Instructions.

     4. "Composite Currency Unit" shall mean the European Currency Unit or any other composite unit consisting of the aggregate of specified amounts of specified Currencies as such unit may be constituted from time to time.

     5. "Currency" shall mean money denominated in a lawful currency of any country or the European Currency Unit.

     6. "Foreign Sub-Custodian" shall have the meaning assigned in Article VIII.

     7. "FX Transaction" shall mean any transaction for the purchase by one party of an agreed amount in one Currency against the sale by it to the other party of an agreed amount in another Currency.

     8. "Instructions" shall mean instructions communications transmitted by electronic or telecommunications media, including S.W.I.F.T., computer-to-computer interface, dedicated transmission line, facsimile transmission signed by an Authorized Person and tested telex.

     9. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

     10. "Security" shall mean any of the following, but only if its primary market is outside the United States: money market securities, call options, put options, stock index options, stock index futures contracts, stock index futures contract options, financial futures contracts, financial futures contract options, reverse repurchase agreements, repurchase agreements, common stocks and other securities having characteristics similar to common stocks, preferred stocks, debt obligations issued by state or municipal governments and by public authorities, (including, without limitation, general obligation bonds, revenue bonds, industrial bonds and industrial development bonds), bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein.

     11.  "Shares" shall mean the shares of beneficial interest of the Trust

                                  ARTICLE II.

                            APPOINTMENT OF CUSTODIAN

     1. The Primary Custodian hereby constitutes and appoints the Custodian as custodian of the Securities and money at any time owned by or in the possession of the Trust on behalf of a Fund and held outside the United States during the period of this Agreement.

     2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                 ARTICLE III.

                         CUSTODY OF CASH AND SECURITIES

     1. (a) The Primary Custodian will deliver or cause to be delivered to the Custodian or, at the Custodian's direction, any Foreign Sub-Custodian all Securities and all money owned or in the possession of the Trust on behalf of each Fund and held outside the United States at any time during the period of this Agreement, and shall specify with respect to such Securities and money the Fund owning the same. The Custodian shall segregate, keep and maintain the assets of the Funds separate and apart. The Custodian will not be responsible for any Securities and money not actually received by it or by any Foreign Sub-Custodian. The Custodian and any Foreign Sub-Custodian will be entitled to reverse any credits made on a Fund's behalf where such credits have been previously made and money is not finally collected. (b) The Custodian shall hold all such Securities specifically allocated to a Fund which are not held by a Foreign Sub-Custodian in a separate account in the name of such Fund physically segregated at all times from those of any other person or persons, and shall segregate on its books and records any cash so held. Securities and money deposited with any Foreign Sub-Custodian will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity and will be specifically allocated on the Custodian's books to the separate account for the applicable Series. The Custodian shall identify on its books as belonging to each Fund the Foreign Securities of such Fund held by each Foreign Sub-Custodian.

     2. The Custodian directly or through a Foreign Sub-Custodian shall establish and maintain separate accounts, in the name of each Fund, and shall credit to the separate account for each Fund all money received by it for the account of such Fund. Money credited to a separate account for a Fund shall be disbursed by the Custodian only:

        (a) as hereinafter provided; or

        (b) pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, the Fund account from which payment is to be made and the purpose for which payment is to be made.

     3. Promptly after the close of business on each day, the Custodian shall furnish the Primary Custodian with confirmations and a summary, on a per Fund basis, of all transfers to or from the account of the Fund, either hereunder or with any Foreign Sub-Custodian. Where Securities are transferred to the account of the Fund, the Custodian shall also by book-entry or otherwise identify as belonging to such Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of any Foreign Sub-Custodian. At least monthly and from time to time, the Custodian shall furnish the Primary Custodian with a detailed statement, on a per Fund basis, of the Securities and money held by the Custodian and each Foreign Sub-Custodian.

     4. All Securities held by the Custodian or any Foreign Sub-Custodian hereunder, which are issued or issuable only in bearer form, shall be held by the Custodian or any Foreign Sub-Custodian in that form; all other Securities held hereunder may be registered in the name of (a) the Trust on behalf of a Fund, (b) the Custodian or any Foreign Sub-Custodian on behalf of the Trust or a Fund, or (c) their successor or successors, or their nominee or nominees on behalf of the Trust or a Fund. The Primary Custodian agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any such nominee any Securities which it may hold hereunder and which may from time to time be registered in the name of a Fund.

    5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of a Foreign Sub-Custodian shall with respect to all Securities held for the Fund hereunder in accordance with preceding paragraph 4:

       (a)  collect all income, dividends and distributions due or payable;

       (b) give notice to the Primary Custodian and present for payment and collect the amount payable upon such Securities which are called, but only if either (i) the Custodian receives a written notice of such call, or (ii) notice of such call appears in one or more of the publications listed in Appendix B annexed hereto, which may be amended at any time by the Custodian without the prior notification or consent of the Primary Custodian;

       (c) present for payment and collect the amount payable upon all Securities which mature;

       (d)  surrender Securities in temporary form for definitive Securities;

       (e) execute, as custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect;

       (f) hold directly, or through a Foreign Sub-Custodian, for the account of a Fund, all rights and similar securities issued with respect to any Securities held by the Custodian for such Fund hereunder; and

       (g) deliver to the Primary Custodian all notices, proxies, proxy soliciting materials, consents and other written information (including, without limitation, notices of tender offers and exchange offers, pendency of calls, maturities of Securities and expiration of rights) relating to Securities held pursuant to this Agreement which are actually received by the Custodian, such proxies and other similar materials to be executed by the registered owner (if Securities are registered otherwise than in the name of a Fund), but without indicating the manner in which proxies or consents are to be voted.

     6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of a Foreign Sub-Custodian, shall:

        (a) execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as owner of any Securities held by the Custodian hereunder for such Fund may be exercised;

        (b) deliver any Securities held by the Custodian hereunder for the Trust on behalf of a Fund specified in such Certificate in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege and receive and hold hereunder specifically allocated to the Trust on behalf of such Fund any cash or other Securities received in exchange;

        (c) deliver any Securities held by the Custodian hereunder for the Trust on behalf of the Fund specified in such Certificate to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold hereunder specifically allocated to such Fund such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

        (d) make such transfers or exchanges of the assets of the Trust on behalf of a Fund specified in such Certificate, and take such other steps as shall be stated in such Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund; and

        (e) present for payment and collect the amount payable upon Securities not described in preceding paragraph 5(b) of this Article which may be called as specified in the Certificate.

                                  ARTICLE IV.

                        PURCHASE AND SALE OF SECURITIES

     1. Promptly after each purchase of Securities by the Trust on behalf of a Fund, the Primary Custodian shall deliver to the Custodian (i) with respect to each purchase of Securities which are not normally required to be settled on the same day as such purchase, a Certificate, and (ii) with respect to each other purchase of Securities, a Certificate or Oral Instructions, specifying with respect to each such purchase: (a) the Fund to which such Securities are to be specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement; (e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom payment is to be made. The Custodian shall, upon receipt of Securities purchased by or for such Fund, pay to the broker specified in the Certificate out of the money held for the account of such Fund the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

     2. Promptly after each sale of Securities by the Trust on behalf of a Fund, the Primary Custodian shall deliver to the Custodian (i) with respect to each sale of Securities which are not normally required to be settled on the same day as such sale, a Certificate, and (ii) with respect to each other sale of Securities, a Certificate or Oral Instructions, in either case, specifying with respect to each such sale: (a) the Fund to which such Securities were specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to the Fund upon such sale; (g) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom the Securities are to be delivered. The Custodian shall deliver the Securities specifically allocated to such Fund to the broker specified in the Certificate against payment of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

                                  ARTICLE V.

                    LOAN OF PORTFOLIO SECURITIES OF THE FUND

     1. Promptly after each loan of portfolio Securities specifically allocated to a Fund held by the Custodian or a Foreign Sub-Custodian hereunder, the Primary Custodian shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan: (a) the Fund to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities, (c) the number of shares or the principal amount loaned, (d) the date of loan and delivery, (e) the total amount to be delivered to the Custodian or the Foreign Sub-Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified, and (f) the name of the broker, dealer, or financial institution to which the loan was made. The Custodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities.

     2. Promptly after each termination of the loan of Securities by a Fund, the Primary Custodian shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan termination and return of
Securities: (a) the Fund which the loaned Securities are specifically allocated;
(b) the name of the issuer and the title of the Securities to be returned, (c) the number of shares or the principal amount to be returned, (d) the date of termination, (e) the total amount to be delivered by the Custodian or the Foreign Sub-Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate), and (f) the name of the broker, dealer, or financial institution from which the Securities will be returned. The Custodian or the Foreign Sub-Custodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the money held for the account of such Fund, the total amount payable upon such return of Securities as set forth in the Certificate.

                                  ARTICLE VI.

                           OVERDRAFTS OR INDEBTEDNESS

     1. If the Custodian should in its sole discretion advance funds on behalf of the Trust with respect to any Fund which results in an overdraft because the money held by the Custodian in the separate account for such Fund shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Fund, as set forth in a Certificate or Oral Instructions, or which results in an overdraft in the separate account of such Fund for some other reason, or if a Fund and/or the Primary Custodian is for any other reason indebted to the Custodian, including any indebtedness to The Bank of New York under the Fund's Cash Management and Related Services Agreement (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to such Fund and/or the Primary Custodian payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over Custodian's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. In order to secure repayment of an advance of funds made in connection with a purchase of Securities the Custodian shall have a purchase money security interest in, and a security entitlement with respect to, all of the Primary Custodian's, the Trust's and each Fund's right, title and interest in and to the Securities acquired with such advance (including proceeds thereof). The Custodian shall with respect to such purchase money security interest be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect. The Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Fund's and/or the Primary Custodian's credit on the Custodian's books.

     2. The Primary Custodian will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities held by the Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to such Fund against delivery of a stated amount of collateral. The Primary Custodian shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the Fund to which such borrowing relates;
(b) the name of the bank, (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by such Fund, or other loan agreement, (d) the time and date, if known, on which the loan is to be entered into, (e) the date on which the loan becomes due and payable, (f) the total amount payable to such Fund on the borrowing date, (g) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the 1940 Act and such Fund's registration statement. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Primary Custodian shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that a Certificate fails to specify the Fund, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.

                                 ARTICLE VII.

                                  INSTRUCTIONS

     1. With respect to any software provided by the Custodian to the Primary Custodian in order to transmit Instructions to the Custodian (the "Software"), the Custodian grants to the Primary Custodian personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Instructions to, and receiving communications from, the Custodian in connection with its account(s). The Primary Custodian shall use the Software solely for its own internal and proper business purposes, and not in the operation of a service bureau, and agrees not to sell, reproduce, lease or otherwise provide, directly or indirectly, the Software or any portion thereof to any third party without the prior written consent of the Custodian. The Primary Custodian acknowledges that the Custodian and its suppliers have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either) or statutory or legal protections available with respect thereof. The Primary Custodian further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by the Custodian or its suppliers. The Primary Custodian shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall the Primary Custodian attempt to decompile, reverse engineer or modify the Software. The Primary Custodian may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without the Custodian's prior written consent. The Primary Custodian may not remove any statutory copyright notice, or other notice including the software or on any media containing the Software. The Primary Custodian shall reproduce any such notice on any reproduction of the Software and shall add statutory copyright notice or other notice to the Software or media upon the Bank's request. Custodian agrees to provide reasonable training, instruction manuals and access to Custodian's "help desk" in connection with the Primary Custodian's user support necessary to use of the Software. At the Primary Custodian's request, Custodian agrees to permit reasonable testing of the Software by the Primary Custodian.

     2. The Primary Custodian shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and transmit Instructions to the Custodian. The Custodian shall not be responsible for the reliability, compatibility with the Software or availability of any such equipment or services or the performance or nonperformance by any nonparty to this Custody Agreement.

     3. The Primary Custodian acknowledges that the Software, all data bases made available to the Primary Custodian by utilizing the Software (other than data bases relating solely to the assets of the Primary Custodian and transactions with respect thereto), and any proprietary data, processes, information and documentation (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Custodian. The Primary Custodian shall keep the Information confidential by using the same care and discretion that the Primary Custodian uses with respect to its own confidential property and trade secrets and shall neither make nor permit any disclosure without the prior written consent of the Custodian. Upon termination of this Agreement or the Software license granted hereunder for any reason, the Primary Custodian shall return to the Custodian all copies of the Information which are in its possession or under its control or which the Primary Custodian distributed to third parties. The provisions of this Article shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all Information whether or not copyrighted.

     4. The Custodian reserves the right to modify, at its own expense, the Software from time to time without prior notice and the Primary Custodian shall install new releases of the Software as the Custodian may direct. The Primary Custodian agrees not to modify or attempt to modify the Software without the Custodian's prior written consent. The Primary Custodian acknowledges that any modifications to the Software, whether by the Primary Custodian or the Custodian and whether with or without the Custodian's consent, shall become the property of the Custodian.

     5. THE CUSTODIAN AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS OF ANY KIND WITH REGARD TO THE SOFTWARE OR THE METHOD(S) BY WHICH THE PRIMARY CUSTODIAN MAY TRANSMIT INSTRUCTIONS TO THE CUSTODIAN, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     6. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. THE PRIMARY CUSTODIAN AGREES THAT IT WILL NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF THE CUSTODIAN DELIVERS THE SOFTWARE TO THE PRIMARY CUSTODIAN OUTSIDE THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH EXPORT ADMINISTRATIVE REGULATIONS. DIVERSION CONTRARY TO U.S. LAWS PROHIBITED. The Primary Custodian hereby authorizes

Custodian to report its name and address to government agencies to which Custodian is required to provide such information by law.

     7. Where the method for transmitting Instructions by the Primary Custodian involves an automatic systems acknowledgment by the Custodian of its receipt of such Instructions, then in the absence of such acknowledgment the Custodian shall not be liable for any failure to act pursuant to such Instructions, the Fund may not claim that such Instructions were received by the Custodian, and the Primary Custodian shall deliver a Certificate by some other means.

     8. (a) The Primary Custodian agrees that where it delivers to the Custodian Instructions hereunder, it shall be the Primary Custodian 's sole responsibility to ensure that only persons duly authorized by the Fund transmit such Instructions to the Custodian. The Primary Custodian will cause all persons transmitting Instructions to the Custodian to treat applicable user and authorization codes, passwords and authentication keys with extreme care, and irrevocably authorizes the Custodian to act in accordance with and rely upon Instructions received by it pursuant hereto.

        (b) The Primary Custodian hereby represents, acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Custodian and that there may be more secure methods of transmitting instructions to the Custodian than the method(s) selected by the Primary Custodian. The Primary Custodian hereby agrees that the security procedures (if any) to be followed in connection with the Primary Custodian's transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

     9. The Primary Custodian covenants to the Custodian that its transmission of Instructions pursuant hereto shall at all times comply with the 1940 Act, and that the Primary Custodian shall establish access codes and grant use of such access codes only to Authorized Persons as defined in this Custody Agreement, shall establish internal safekeeping procedures to safeguard and protect the confidentiality and availability of user and access codes, passwords and authentication keys, and shall use Instructions only in a manner that does not contravene the 1940 Act.

     10. The Primary Custodian shall notify the Custodian of any errors, omissions or interruptions in, or delay or unavailability of, its ability to send Instructions as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the business day on which discovery should have occurred through the exercise of reasonable care and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. The Custodian shall promptly advise the Primary Custodian whenever the Custodian learns of any errors, omissions or interruption in, or delay or unavailability of, the Primary Custodian's ability to send, or the Custodian's ability to receive, Instructions.

     11. Custodian will indemnify and hold harmless the Primary Custodian with respect to any liability, damages, loss or claim incurred by or brought against Primary Custodian or the Trust by reason any claim or infringement against any patent, copyright, license or other property right arising out or by reason of the Primary Custodian's use of the Software in the form provided under this Section. Custodian at its own expense will defend such action or claim brought against the Primary Custodian or the Trust to the extent that it is based on a claim that the Software in the form provided by Custodian infringes any patents, copyrights, license or other property right, provided that Custodian is provided with reasonable written notice of such claim, provided that the Primary Custodian has not settled, compromised or confessed any such claim without the Custodian's written consent, in which event Custodian shall have no liability or obligation hereunder, and provided the Primary Custodian reasonably cooperates with and assists Custodian in the defense of such claim. Custodian shall have the right to control the defense of all such claims, lawsuits and other proceedings. If, as a result of any claim of infringement against any patent, copyright, license or other property right, the Primary Custodian or the Custodian is enjoined from using the Software, or if Custodian believes that the System is likely to become the subject of a claim of infringement, Custodian at its option may in its sole discretion either (a) at its expenses procure the right for the Primary Custodian to continue to use the Software, or (b), replace or modify the Software so as to make it non-infringing, or (c) discontinue the license granted herein upon written notice to the Primary Custodian.

                                 ARTICLE VIII.

                DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY
                OF ANY SERIES HELD OUTSIDE OF THE UNITED STATES

     1. Subject to paragraph 2 of this Article, the Custodian is authorized to employ, as sub-custodian for each Fund's Securities and other assets, (a) the foreign branches of banks described in Section 17(f)(1) of the 1940 Act, (b) the foreign banking institutions, and (c) the foreign securities depositories and clearing agencies, as the same are from time to time designated on Schedule I hereto (each a "Foreign Sub-Custodian"). From time to time entities may, subject to paragraph 2 of this Article, be added to Schedule I upon the agreement of the Custodian and the Primary Custodian, and the Custodian may from time to time delete from Schedule I any Foreign Sub-Custodian which ceases to have any agreement with the Custodian, provided that the Custodian shall give prompt written notice of any such deletion to the Primary Custodian . Upon receipt of a Certificate, the Custodian shall cease the employment of any one or more Foreign Sub-Custodians for maintaining custody of a Fund's assets and such Foreign Sub-Custodian shall be deemed deleted from Schedule I.

     2. Notwithstanding preceding paragraph 1 of this Article, the Custodian shall utilize a Foreign Sub-Custodian listed on Schedule I hereto as amended from time to time which is not a bank described in Section 17(f)(1) of the 1940 Act only if the Fund's foreign custody manager with respect to such Foreign Sub-Custodian has consented to Custodian's use of the same. The Primary Custodian represents that with respect to each entity listed on the date first above written in part B of Schedule I hereto, it is the duly appointed foreign custody manager and it hereby consents. The Primary Custodian shall cause the Trust and a Fund to provide to the Custodian from any foreign custody manager other than Fifth Third Bank or The Bank of New York such documents and certifications as the Custodian may reasonably request from time to time in connection with any addition to Schedule I.

     3. At the election of the Primary Custodian, it shall, to the extent permitted by applicable law and the terms of Custodian's agreement with the Foreign Sub-Custodian, be entitled to be subrogated to, or to be an assignee of, the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim sustained or incurred by a Fund if and to the extent that such Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

     4. The Custodian will, consistent with the terms of the applicable Foreign Sub-Custodian agreement, use reasonable efforts to arrange for the independent accountants of a Fund to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such Foreign Sub-Custodian under its agreement with the Custodian on behalf of such Fund.

     5. The Custodian represents and warrants, and each transaction that the Custodian effectuates pursuant to this Agreement involving the use of a Foreign Sub-Custodian shall constitute a representation and warranty by the Custodian, that the Securities and other assets of the Trust held by each Foreign Sub-Custodian are held on terms at least as favorable as the terms on which the Securities and other assets of the Custodian and each other client of the Custodian (other than certain clients for which the Foreign Sub-Custodian maintains separate accounts) are held by such Foreign Sub-Custodian, except to the extent that the Custodian may have rights and remedies for which neither the Primary Custodian, the Trust, nor a Fund is entitled to subrogation or assignment as described in paragraph 3 of this Article.

     6. The Custodian will supply to the Primary Custodian from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Fund held by Foreign Sub-Custodians, including but not limited to an identification of entities having possession of each Fund's Foreign Securities and other assets, and advices or notifications of any transfers of Foreign Securities to or from each custodial account maintained by a Foreign Sub-Custodian for the Custodian on behalf of a Fund.

     7. The Custodian shall transmit promptly to the Primary Custodian all notices, reports or other written information received pertaining to the Fund's Foreign Securities, including without limitation, notices of corporate action, proxies and proxy solicitation materials.

     8. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of any Fund and delivery of securities maintained for the account of any Fund may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

     9. Notwithstanding any other provision in this Agreement to the contrary, with respect to any losses or damages arising out of or relating to any actions or omissions of any Foreign Sub-Custodian, the sole responsibility and liability of the Custodian shall be to take appropriate action, at the Primary Custodian's expense and with the Primary Custodian's consent to recover such loss or damage from the Foreign Sub-Custodian. It is expressly understood and agreed that the Custodian's sole responsibility and liability shall be limited to amounts so recovered from the Foreign Sub-Custodian.

                                  ARTICLE IX.

                                FX TRANSACTIONS

     1. Whenever the Trust on behalf of a Fund shall enter into an FX Transaction, the Primary Custodian shall promptly deliver to the Custodian a Certificate or Oral Instructions specifying with respect to such FX Transaction:
(a) the Fund to which such FX Transaction is specifically allocated; (b) the type and amount of Currency to be purchased by such Fund; (c) the type and amount of Currency to be sold by the Fund; (d) the date on which the Currency to be purchased is to be delivered; (e) the date on which the Currency to be sold is to be delivered; and (f) the name of the person from whom or through whom such currencies are to be purchased and sold. Unless otherwise instructed by a Certificate or Oral Instructions, the Custodian shall deliver, or shall instruct a Foreign Sub-Custodian to deliver, the Currency to be sold on the date on which such delivery is to be made, as set forth in the Certificate, and shall receive, or instruct a Foreign Sub-Custodian to receive, the Currency to be purchased on the date as set forth in the Certificate.

     2. Where the Currency to be sold is to be delivered on the same day as the Currency to be purchased, as specified in the Certificate or Oral Instructions, the Custodian or a Foreign Sub-Custodian may arrange for such deliveries and receipts to be made in accordance with the customs prevailing from time to time among brokers or dealers in Currencies, and such receipt and delivery may not be completed simultaneously. The Primary Custodian and the Trust assume all responsibility and liability for all credit risks involved in connection with such receipts and deliveries, which responsibility and liability shall continue until the Currency to be received has been received in full.

     3. Any FX Transaction effected by the Custodian in connection with this Agreement may be entered with the Custodian, any office, branch or subsidiary of The Bank of New York Company, Inc., or any Foreign Sub-Custodian acting as principal or otherwise through customary banking channels. The Primary Custodian may issue a standing Certificate with respect to FX Transaction but the Custodian may establish rules or limitations concerning any foreign exchange facility made available hereunder. The Primary Custodian and the Trust shall bear all risks of investing in Securities or holding Currency. Without limiting the foregoing, the Primary Custodian and each Fund shall bear the risks that rules or procedures imposed by a Foreign Sub-Custodian or foreign depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of a Fund of Securities or any cash held outside such Fund's jurisdiction or denominated in Currency other than its home jurisdiction or the conversion of cash from one Currency into another currency. The Custodian shall not be obligated to substitute another Currency for a Currency (including a Currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither the Custodian nor any Foreign Sub-Custodian shall be liable to the Primary Custodian or to any Fund for any loss resulting from any of the foregoing events.

                                  ARTICLE X.

                            CONCERNING THE CUSTODIAN

     1. (a) Except as hereinafter provided, or as provided in Article VIII neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own gross negligence or willful misconduct. In no event shall the Custodian be liable to the Primary Custodian, the Trust, any Fund, or any other third party for special, indirect or consequential damages or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Custodian may, with respect to questions of law arising hereunder, apply for and obtain the advice and opinion of counsel to the Primary Custodian, or of its own counsel (provided such counsel is selected with due care by the Custodian) at the reasonable expense of the

Primary Custodian, and shall be fully protected with respect to anything done or omitted by it in conformity with such advice or opinion.

        (b) The Custodian agrees to indemnify the Primary Custodian against, and save the Primary Custodian harmless from, any direct money damages to the extent the same are cause by the Custodian's gross negligence or willful misconduct, and the related reasonable fees and expenses of counsel.

     2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

        (a) the validity of the issue of any Securities purchased, sold, or written by or for a Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor; provided such Securities appear authentic on their face;

        (b) the legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

        (c) the legality of the declaration or payment of any dividend by a Fund;

        (d) the legality of any borrowing by a Fund using Securities as collateral;

        (e) the legality of any loan of portfolio Securities by a Fund, nor shall the Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of a Fund is adequate collateral for such Fund against any loss it might sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify any Fund or the Primary Custodian that the amount of such cash collateral held by it for a Fund is sufficient collateral for such Fund, but such duty or obligation shall be the sole responsibility of such Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of a Fund are lent pursuant to Article V of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of such Fund during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify the Primary Custodian in the event that such dividends or interest are not paid and received when due; or

     (f) the authority of the Primary Custodian or any Authorized Person to give Certificates, Written Instructions or Oral Instructions on behalf of any Fund, or any Fund's compliance with the 1940 Act.

     3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it or a Foreign Sub-Custodian on behalf of a Fund until the Custodian or a Foreign Sub-Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the foreign book-entry or securities depository.

     (a) Whenever Securities (including, but not limited to, warrants, options, conversions, redemptions, tenders, options to tender or non-mandatory puts or calls) confer optional rights on the Trust, or provide for discretionary action or alternative courses of action by the Primary Custodian, the Primary Custodian shall be responsible for making for delivering a Certificate to the Custodian. In order for the Custodian or a Foreign Sub-Custodian to act, the Custodian must receive such Certificate at the Custodian's offices, addressed as the Custodian may from time to time request, by no later than the deadline specified by the Custodian, in its sole discretion, from time to time. Absent the Custodian's receipt of such Certificate prior to its specified deadlines, the Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

     (b) The Custodian shall endeavor to notify the Primary Custodian of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that Custodian has received, directly or from a Foreign Sub-Custodian from the issuer, or, from one of the nationally or internationally recognized bond or corporate action services to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the Primary Custodian.

     (c) With respect to all Securities, however registered, the voting rights are to be exercised only by the Primary Custodian or its nominee. Custodian's only duty shall be to provide the Primary Custodian with access to a provider of global proxy services (the cost of which will be paid by the Primary Custodian). Other than to provide access to such provider of global proxy services Custodian shall have no obligations with respect to voting.

     4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

     5. The Custodian shall not be under any duty or obligation (a) to ascertain whether any Securities at any time delivered to, or held by it or by any Foreign Sub-Custodian, for the account of the Fund and specifically allocated to a Fund are such as properly may be held by the Fund or such Series under the provisions of its then current prospectus, or (b) to ascertain whether any transactions by the Fund, whether or not involving the Custodian, are such transactions as may properly be engaged in by the Fund.

     6. The Custodian shall be entitled to receive and the Primary Custodian agrees to pay to the Custodian all out-of-pocket expenses and such compensation as may be agreed upon from time to time between the Custodian and the Primary Custodian. The expenses for which the Custodian shall be entitled to reimbursement hereunder shall include, but are not limited to, the expenses of sub-custodians and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Fund.

     7. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions actually received by the Custodian hereinabove provided for. The Primary Custodian agrees to forward to the Custodian a Certificate or facsimile thereof confirming such Oral Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions are given to the Custodian. The Primary Custodian agrees that the fact that such confirming instructions are not received, or that contrary instructions are received, by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized. The Primary Custodian agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

     8. The books and records pertaining to the Trust which are in the possession of the Custodian shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act, as amended, and other applicable securities laws and rules and regulations. The Trust or its authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by the Custodian to the Trust or its authorized representative, and the Primary Custodian shall reimburse the Custodian its expenses of providing such copies. Upon reasonable request of the Trust, the Custodian shall provide in hard copy or on micro-film, whichever the Custodian elects, any records included in any such delivery which are maintained by the Custodian on a computer disc, or are similarly maintained, and the Primary Custodian shall reimburse the Custodian for its expenses of providing such hard copy or micro-film.

    9. The Custodian shall provide the Primary Custodian with such reports on its own systems of internal accounting control as the Primary Custodian may reasonably request from time to time.

    10. The Primary Custodian agrees to indemnify the Custodian against and save the Custodian harmless from any direct money damages (but not any incidental, indirect, special, or consequential damages, or any lost profits or loss of business) howsoever arising or incurred because of or in connection with this Agreement, and the related reasonable fees and expenses of counsel, except to the extent the same arise out of the Custodian's own gross negligence or willful misconduct.

    11. Subject to the foregoing provisions of this Agreement, including, without limitation, those contained in Articles VIII and IX the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payments to be made and received by the Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such Securities. When the Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. If the Custodian or any Foreign Sub-Custodian delivers and receives Securities and receipts therefor, and arranges for payments to be made or received by Custodian or any Foreign Sub-Custodian in accordance with customs and practices in the jurisdiction or markets in which the transaction occurs, the Custodian, shall not have nor assume any responsibility or liability for any credit risks involved in connection with the Custodian's delivery of Securities pursuant to Certificates, Written Instructions or Oral Instructions.

    12. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

                                  ARTICLE XI.

                                  TERMINATION

     Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Primary Custodian, it shall be accompanied by a Certificate designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Primary Custodian shall, on or before the termination date, deliver to the Custodian a Certificate designating a successor custodian or custodians. In the absence of such designation by the Primary Custodian, the Custodian may designate the Primary Custodian as successor custodian. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall upon delivery directly to the successor custodian all Securities and money then owned by the Funds and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

                                 ARTICLE XII.

                                 MISCELLANEOUS

     1. Annexed hereto as Appendix A is a Certificate signed by two of the present Authorized Persons of the Primary Custodian under its seal, setting forth the names and the signatures of the present Authorized Persons. The Primary Custodian agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the Authorized Persons as set forth in the last delivered Certificate.

     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 90 Washington Street, New York, New York 10286, or at such other place as the Custodian may from time to time designate in writing.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Primary Custodian shall be sufficiently given if addressed to the Primary Custodian and mailed or delivered to it at its office at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, or at such other place as the Primary Custodian may from time to time designate in writing.

     4. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement.

     5. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Primary Custodian without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of the Fund's Board of Trustees.

     6. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof. Each party hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder and hereby waives its right to trial by jury.

     7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     8. The performance and provisions of this Agreement are intended to benefit only the Primary Custodian and the Custodian, and no rights shall be granted to any other person by virtue of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

                                    FIFTH THIRD BANK

[SEAL]                              By:_______________________

Attest:

_______________________
                                    THE BANK OF NEW YORK

[SEAL]                              By:_______________________
                                    Name:
                                    Title:

Attest:

_______________________

                                   APPENDIX A

     I,                    , President and I,                                 ,
                                of FIFTH THIRD BANK do hereby certify that:

     The following persons have been duly authorized to execute any Certificate, instruction, notice or other instrument on behalf of Fifth Third Bank, and the signatures set forth opposite their respective names are their true and correct signatures:

     Name                       Position                     Signature
________________           __________________           ____________________

                                   APPENDIX B

     I, _________________, a Vice President with THE BANK OF NEW YORK do hereby designate the following publications:

The Bond Buyer
Depository Trust Company Notices
Financial Daily Card Service
JJ Kenney Municipal Bond Service
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                                   SCHEDULE I

                                    (FUNDS)
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                                                                  Exhibit g(ii)A

                       FOREIGN CUSTODY MANAGER AGREEMENT

     AGREEMENT made as of _____________ __, 1999, between Fifth Third Funds (the "Company"), an investment company having the various Series listed on Schedule 1 attached hereto and The Bank of New York ("BNY").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

     WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and condition contained herein;

     NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Company and BNY hereby agrees as follows:

                                  ARTICLE I.
                                  DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1. "BOARD" shall mean the Board of Trustees of the Company.

     2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

     3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in Section 1, clauses (d) and (e), and Section 3 of Article III of this Agreement.

     4. "QUALIFIED FOREIGN BANK" shall have the meaning provided in the Rule.

     5. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

     6. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended from time to time.

     7. "SECURITIES DEPOSITORY" shall mean any securities depository or clearing agency within the meaning of Section (a)(1)(ii) or (a)(1)(iii) of the Rule.
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                                      -2-


     8. "SPECIFIED COUNTRY" shall mean each country listed on Schedule 2 attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which The Bank of New York, as custodian (the "Custodian") under its Custody Agreement with Fifth Third Bank, has received a settlement instruction.

                                  ARTICLE II.
                       BNY AS A FOREIGN CUSTODY MANAGER

     1. The Company on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

     2. BNY accepts such delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Company's assets would exercise.

                                 ARTICLE III.
                               RESPONSIBILITIES

     1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Company held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Company's foreign custody arrangements with each Qualified Foreign Bank are governed by a written contract with the Custodian (or, in the case of a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing) which will provide reasonable care for the Company's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with a Qualified Foreign Bank shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such
(c)(2)(i)(A) through (F) provisions, such other provisions as BNY reasonably determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Company as such specified provisions in their entirety; (d) monitor the appropriateness of maintaining the assets of the Company with a particular Eligible Foreign Custodian pursuant to paragraph
(c)(1) of the Rule and in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository; and (e) advise the Company whenever an arrangement (including, in the case of a Qualified Foreign Bank, any material change in the contract governing such arrangement and in the case of a Securities Depository, any material change in the established practices or procedures of such Securities Depository) described in preceding clause (d) no longer meets the requirements of the Rule. Anything in this Agreement to the contrary notwithstanding, BNY shall in no event be deemed to have selected any Securities Depository the use of which is mandatory by law or regulation or
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                                      -3-

because securities cannot be withdrawn from such Securities Depository, or because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices in the relevant market (each, a "Compulsory Depository"); it being understood however, that for each Compulsory Depository utilized or intended to be utilized by the Company, BNY shall provide the Company from time to time with information addressing the factors set forth in Section (c)(1) of the Rule and BNY's opinions with respect thereto so that the Company may determine the appropriateness of placing Company assets therein.

     2. (a) For purposes of Clauses (a) and (b) of preceding Section 1 of this Article, with respect to Securities Depositories, it is understood that such determination shall be made on the basis of, and limited by, publicly available information with respect to each such Securities Depository.

        (b) For purposes of clause (d) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including, but not limited to,
(a) the use of Compulsory Depositories, (b) such country's financial infrastructure, (c) such country's prevailing custody and settlement practices,
(d) nationalization, expropriation or other governmental actions, (e) regulation of the banking or securities industry, (f) currency controls, restrictions, devaluations or fluctuations, and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

     3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the relevant foreign custody arrangements written reports notifying the Board of the placement of assets of the Company with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including, in the case of Qualified Foreign Banks, any material change in any contract governing such arrangements and in the case of Securities Depositories, any material change in the established practices or procedures of such Securities Depositories) with respect to assets of the Company with any such Eligible Foreign Custodian.

                                  ARTICLE IV.
                                REPRESENTATIONS

     1. The Company hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws, any other similar laws affecting the rights of creditors generally and by equitable principles, and except to the extent that the enforceability of indemnification provisions may be limited by public policy limitations, and no statute, regulation, rule, order, judgment or contract binding on the Company prohibits the Company's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board or its investment advisor or investment subadvisor has considered the Country Risks associated with
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                                      -4-

investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other Specified Country.

     2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; (c) BNY has established the Monitoring System; and (d) BNY is a "U.S. Bank" within the meaning of Section (a)(7) of the Rule.

                                  ARTICLE V.
                                CONCERNING BNY

     1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Company except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Company, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

     2. The Company shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Company need not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

     3. For its services hereunder, the Company agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

     4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                  ARTICLE VI.
                                 MISCELLANEOUS

     1. This Agreement constitutes the entire agreement between the Company and BNY, and no provision in the Custody Agreement between Fifth Third Bank and the Custodian shall affect the duties and obligations of BNY hereunder, or limit or impair the rights of the Company nor shall any provision in this Agreement affect the duties or obligations of the Custodian under said Custody Agreement, or limit or impair the rights of the Company.
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                                      -5-

     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 90 Washington Street, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Company shall be sufficiently given if received by it at its offices at c/o Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, Ohio 45263 or at such other place as the Company may from time to time designate in writing.

     4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the Company and BNY. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by the Company or BNY without the written consent of BNY or the Company.

     5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Company and BNY each hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Company and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

     6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Company and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person.

     7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     8. This Agreement shall terminate with respect to the Company simultaneously with the termination of the Custody Agreement between The Bank of New York and Fifth Third Bank, and may otherwise be terminated by the Company or BNY upon not less than thirty (30) days prior written notice.

     9. It is expressly agreed that the obligations of the Company hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Company personally but shall bind only the trust property of the Company as provided in the Company's Agreement and Declaration of Trust dated September 15, 1988, as from time to time amended. The execution and delivery of this Agreement have been authorized by the Trustees of
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                                      -6-

the Company and this Agreement has been signed and delivered by an authorized officer of the Company, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Company as provided in the above-mentioned Agreement and Declaration of Trust.

       IN WITNESS WHEREOF, the Company and BNY has caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.


                                        ________________________________
                                        FIFTH THIRD FUNDS


                                        THE BANK OF NEW YORK


                                        By: _____________________________

                                        Title:
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                                   SCHEDULE 1

Name of Fund
------------

                                   SCHEDULE 2

                              Specified Countries

                                                                Exhibit g(ii)(B)

                                                             [EXECUTION VERSION]


                                  May 25, 1999
Fifth Third Funds
c/o BISYS Fund Services LLP
3435 Stelzer Road
Columbus, Ohio 43219-3035

Ladies and Gentlemen:

     This letter is to acknowledge that, in accordance with the requirements of Rule 17f-5 under the Investment Company Act of 1940, as amended, we agree to serve as the "Foreign Custody Manager" (as defined in Rule 17f-5) of the Board of Trustees of Fifth Third Funds (the "Trust") with respect to the separate series thereof (the "Funds"), and to perform the responsibilities set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 (the "Delegated Responsibilities") for the Board with respect to each "Compulsory Depository." For the purposes of this letter, "Compulsory Depository means any securities depository or clearing agency within the meaning of Section (a)(1)(ii) or
(a)(1)(iii) of Rule 17f-5, the use of which is mandatory by law or regulation or because securities cannot be withdrawn from such a securities depository or clearing agency or because maintaining securities outside such securities depository or clearing agency is not consistent with prevailing custodial practices in the relevant market. In performing the Delegated Responsibilities, we agree to exercise reasonable care, prudence and diligence such as a person having responsibility for the safe keeping of assets of the Funds would exercise. We also agree to provide information to the Board notifying it of the placement of Fund assets with a particular Compulsory Depository and of any material change in the Funds' arrangements therewith, at such times as the Board deems reasonable and appropriate based on the circumstances of the Funds' foreign custody arrangements.

                                     Sincerely,

                                     FIFTH THIRD BANK


                                     By: _________________________________
                                     Its:_________________________________
Acknowledged By:

FIFTH THIRD FUNDS

By:_________________________
Its:_________________________